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                                                                     Exhibit 4.1

                                    FORM OF
                 FLOATING RATE SENIOR NOTE DUE FEBRUARY 28, 2003

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESEN TATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORA TION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANS FER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SENIOR NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EX CHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                           PROTECTIVE LIFE CORPORATION
                 Floating Rate Senior Note Due February 28, 2003

No. 1                                                               $100,000,000
                                                              CUSIP: 743674 AN 3

Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $100,000,000 (One Hundred Million Dollars) on February 28, 2003, and to pay interest thereon from February 28, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on the Company's Floating Rate Senior Note due February 28, 2003 ("Series 2001 Note")

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quarterly on February 28, May 28, August 28 and November 28 of each year (each an "Interest Payment Date"), commencing on May 28, 2001 at the rate of The London Interbank Borrowing Rate ("LIBOR") plus 0.375% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest which is overdue shall bear interest at the rate of LIBOR plus 0.375% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event that any date on which interest is payable on this Series 2001 Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series 2001 Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall the 15th calendar day preceding February 28, May 28, August 28 or November 28 (each a "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Series 2001 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name this Series 2001 Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 8, referred to on the reverse hereof.

      The interest rate on the floating rate notes will be a per annum rate equal to (i) LIBOR (determined for the initial interest period and, quarterly, for each subsequent interest period in the manner described below) plus (ii) 0.375%. The interest rate will be set for the initial interest period (commencing February 28, 2001) and reset for each subsequent quarterly interest period, effective the first day in such interest period. For each interest period, the interest rate in effect will be based on LIBOR as determined on the second London business day preceding the first day of such interest period (each such date is referred to as an interest determination date). LIBOR will be determined for each interest period in accordance with the following provisions:

      (a) On the initial interest determination date, February 26, 2001, the Company will ascertain the offered rate based on a weighted average (based on the actual number of days in the initial interest period) of the respective offered rates for


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three-month and four-month deposits in U.S. dollars in the London interbank market, which appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (b) On each interest determination date subsequent to the initial determina tion date, the Company will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such interest determination date.

      (c) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Company will request four major banks in the London interbank market (referred to as the reference banks) to provide the Company with their offered quotation (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the interest determination date. If at least two such quotations are provided, LIBOR in respect of that interest determination date will be the arithmetic mean of such quotations.

      (d) If less than two reference banks provide the Company with such offered quotations, LIBOR in respect of that interest determination date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that interest determina tion date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the selected banks are not quoting as mentioned in this sentence, LIBOR will remain LIBOR in effect on such interest determination date.

      As used in this Supplemental Indenture No. 8, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and "London business day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Telerate Page 3750 means the display designated as page "3750" on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).


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      Payment of the principal of and interest on this Series 2001 Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Series 2001 Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Reference is hereby made to the further provisions of this Series 2001 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series 2001 Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 8 referred to on the reverse hereof or be valid or obligatory for any purpose.


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

      IN WITNESS WHEREOF, Protective Life Corporation has caused this instrument to be executed under its corporate seal.

Dated: February 28, 2001
(Corporate Seal)              PROTECTIVE LIFE CORPORATION

                              By:
                                  ----------------------------------------------
                              Richard J. Bielen
                              Senior Vice President, Investments


                              By:
                                  ----------------------------------------------
                              Jerry W. DeFoor
                              Vice President, Controller
                              and Chief Accounting Officer

This is one of the Securities of the series described in the within-mentioned Indenture.

Dated: February 28, 2001

                              THE BANK OF NEW YORK,
                              as Trustee

                              By: THE BANK OF NEW YORK TRUST
                                  COMPANY OF FLORIDA, N.A.,
                                  as Agent


                              By:
                                  ----------------------------------------------
                              Authorized Signatory

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                          (REVERSE OF SERIES 2001 NOTE)

This Series 2001 Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 8, dated as of February 28, 2001, called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000, and is issued pursuant to Supplemental Indenture No. 8, dated as of February 28, 2001, from the Company to the Trustee, relating to the securities of this series (herein called "Supplemental Indenture No. 8").

The Securities of this series shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

For purposes of this section, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Series 2001 Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof. In general, a determination of beneficial ownership in the Series 2001 Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

For purposes of this section, an interest in a Series 2001 Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner.

During such time or times as the Series 2001 Notes are not represented by a Global Security and are issued in definitive form, all references in this section to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this section the Participants are required to make shall be made by the Company.


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      EVENTS OF DEFAULT. The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture or to Supplemental Indenture No. 8 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 8 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      TRANSFER OR EXCHANGE OF SERIES 2001 NOTES. As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 8, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


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

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR DANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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